Exhibit 1



                        TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-16 21988G 767

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 15, 2001.


INTEREST ACCOUNT
----------------
Balance as of May 1, 2001...................................              $0.00
     Scheduled Income received on securities................      $1,125,028.75
     Unscheduled Income received on securities..............              $0.00

                                                                  $1,125,028.75

LESS:
     Distribution to Class A1 Holders.......................        -$87,502.24
Distribution to Depositor...................................     -$1,037,526.51
Balance as of May 15, 2001..................................              $0.00


PRINCIPAL ACCOUNT
-----------------
Balance as of May 1, 2001.....                                            $0.00
Scheduled Principal payment received on securities..... ....              $0.00
LESS:
     Distribution to Holders................................              $0.00
Balance as of May 15, 2001..................................              $0.00



                   UNDERLYING SECURITIES HELD AS OF May 15, 2001

Principal
Amount           Title of Security
------           -----------------
$29,033,000      Georgia-Pacific Corporation 7.750% Debentures
                 due November 15, 2029
                 CUSIP: 373298BR8

U.S Bank Trust National Association, as Trustee